                                                                    Exhibit 99.7


                         TERAYON COMMUNICATION SYSTEMS
                 1998 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

                           NONSTATUTORY STOCK OPTION
                                (INITIAL GRANT)

_______________, Optionee:


     On __________________, 199__, (the "Grant Date") an option was automatically granted to you (the "optionee") pursuant to the Terayon Communications Systems (the "Company") 1998 Non-Employee Directors' Stock Option Plan (the "Plan") to purchase shares of the Company's common stock ("Common Stock"). This option is not intended to qualify and will not be treated as an
                         ---                              ---
"incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Defined terms not explicitly defined in this Stock Option Agreement but defined in the Plan shall have the same definitions as in the Plan.

     The details of your option are as follows:

     1. The total number of shares of Common Stock subject to this option is ___________ (__________) shares.

     2. The exercise price of this option is _________________________ ($________) per share.

     3. Thirty-three percent (33%) of the shares subject to this option shall vest on the first anniversary of the Grant Date and one thirty-sixth (1/36) of the shares shall vest monthly thereafter over the remaining 24 months, provided that, during the entire period prior to each such vesting installment date, you have continuously served as a Non-Employee Director of the Company or employee or member of the Board of Directors of or consultant to the Company or any Affiliate of the Company. If your service as a Non-Employee Director or employee or member of the Board of Directors of or consultant to the Company or any Affiliate of the Company terminates for any reason or for no reason, this option shall be exercisable only to the extent vested on such termination date, and shall terminate to the extent not exercised on the earlier of the Expiration Date (as defined below) or the date three (3) months following the date of termination of all such service; provided, however, if such termination of service is due to your permanent and total disability, this option shall terminate on the earlier of the Expiration Date or twelve (12) months following the date of your permanent and total disability; provided further, that if such termination of service is due to your death, this option shall terminate on the earlier of the Expiration Date or eighteen (18) months following the date of your death.

     4.   (a)   You may exercise this option, to the extent specified above, by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require pursuant to Section 6 of the Plan. You may exercise this option only for whole shares.

          (b) You may elect to pay the exercise price under one of the following alternatives:

                (i)   Payment in cash or check at the time of exercise;

                (ii) Provided that at the time of the exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, payment by delivery of shares of Common Stock already owned by you, held for the period required to avoid a charge to the Company's reported earnings, and owned free and clear of any liens, claims, encumbrances or security interest, which Common Stock shall be valued at its Fair Market Value on the date preceding the date of exercise;

                (iii) Payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which results in the receipt of cash (or check) by the Company either prior to the issuance of shares of the Common Stock or pursuant to the terms of irrevocable instructions issued by you prior to the issuance of shares of the Common Stock; or

                (iv) Payment by a combination of the methods of payment specified in subparagraphs (i) through (iii) above.

          (c) By exercising this option you agree that the Company may require you to enter an arrangement providing for the cash payment by you to the Company of any tax-withholding obligation of the Company arising by reason of the exercise of this option. Notwithstanding anything to the contrary contained herein, you may not exercise this option unless the shares issuable upon exercise of this option are then registered under the Securities Act of 1933, as amended (the "Securities Act"), or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

     5. Your option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option.

     6. The term of this option ("Expiration Date") is ten (10) years measured from the Grant Date, subject, however, to earlier termination upon your termination of service, as set forth in Section 6 of the Plan.

     7. Any notices provided for in this option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the address specified below or at such other address as you hereafter designate by written notice to the Company.

     8. This option is subject to all the provisions of the Plan, a copy of which is attached hereto, and its provisions are hereby made a part of this option, including without limitation the provisions of Section 6 of the Plan relating to option provisions, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this option and those of the Plan, the provisions of the Plan shall control.

     9.   Notwithstanding anything to the foregoing, this option shall not be
                                                                       ---
exercisable in whole or in part unless and until the Company's shareholders have approved the Plan.

     Dated the ____ day of ____, 19___.

                              Very truly yours,

                              TERAYON COMMUNICATION SYSTEMS

                              By:_____________________________________________
                                  Duly authorized on behalf of the Board of
                                   Directors

ATTACHMENTS:

1998 Non-Employee Directors' Stock Option Plan
Notice of Exercise

The Undersigned:

          (a) Acknowledges receipt of the foregoing option and the attachment referenced therein and understands that all rights and liabilities with respect to this option are set forth in the option and the Plan; and

          (b) Acknowledges that as of the date of grant of this option, it sets forth the entire understanding between the undersigned optionee and the Company and its Affiliates regarding the acquisition of Common Stock in the Company and supersedes all prior oral and written agreements on that subject with the exception of (i) the options and any other stock awards previously granted and delivered to the undersigned under stock award plans of the Company and (ii) the following agreements only:

          NONE: _____________________________

          OTHER:_____________________________
                _____________________________
                _____________________________


                                        _____________________________
                                        Optionee

                         TERAYON COMMUNICATION SYSTEMS
                1998 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

                           NONSTATUTORY STOCK OPTION
                                (ANNUAL GRANT)

_______________, Optionee:


     On __________________, 199__, (the "Grant Date") an option was automatically granted to you (the "optionee") pursuant to the Terayon Communications Systems (the "Company") 1998 Non-Employee Directors' Stock Option Plan (the "Plan") to purchase shares of the Company's common stock ("Common Stock"). This option is not intended to qualify and will not be treated as an
                         ---                              ---
"incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Defined terms not explicitly defined in this Stock Option Agreement but defined in the Plan shall have the same definitions as in the Plan.

     The details of your option are as follows:

     1. The total number of shares of Common Stock subject to this option is _____________(______) shares. [Note: pro-rated if less than 12 months continuous service prior to Grant Date]

     2. The exercise price of this option is _________________________ ($________) per share.

     3. Thirty-three percent (33%) of the shares subject to this option shall vest on the first anniversary of the Grant Date and one thirty-sixth (1/36) of the shares shall vest monthly thereafter over the remaining 24 months, provided that, during the entire period prior to each such vesting installment date, you have continuously served as a Non-Employee Director of the Company or employee or member of the Board of Directors of or consultant to the Company or any Affiliate of the Company. If your service as a Non-Employee Director or employee or member of the Board of Directors of or consultant to the Company or any Affiliate of the Company terminates for any reason or for no reason, this option shall be exercisable only to the extent vested on such termination date, and shall terminate to the extent not exercised on the earlier of the Expiration Date (as defined below) or the date three (3) months following the date of termination of all such service; provided, however, if such termination of service is due to your permanent and total disability, this option shall terminate on the earlier of the Expiration Date or twelve (12) months following the date of your permanent and total disability; provided further, that if such termination of service is due to your death, this option shall terminate on the earlier of the Expiration Date or eighteen (18) months following the date of your death.

     4.   (a)   You may exercise this option, to the extent specified above, by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require pursuant to Section 6 of the Plan. You may exercise this option only for whole shares.

          (b) You may elect to pay the exercise price under one of the following alternatives:

                (i)   Payment in cash or check at the time of exercise;

                (ii) Provided that at the time of the exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, payment by delivery of shares of Common Stock already owned by you, held for the period required to avoid a charge to the Company's reported earnings, and owned free and clear of any liens, claims, encumbrances or security interest, which Common Stock shall be valued at its Fair Market Value on the date preceding the date of exercise;

                (iii) Payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which results in the receipt of cash (or check) by the Company either prior to the issuance of shares of the Common Stock or pursuant to the terms of irrevocable instructions issued by you prior to the issuance of shares of the Common Stock; or

                (iv) Payment by a combination of the methods of payment specified in subparagraphs (i) through (iii) above.

          (c) By exercising this option you agree that the Company may require you to enter an arrangement providing for the cash payment by you to the Company of any tax-withholding obligation of the Company arising by reason of the exercise of this option. Notwithstanding anything to the contrary contained herein, you may not exercise this option unless the shares issuable upon exercise of this option are then registered under the Securities Act of 1933, as amended (the "Securities Act"), or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

     5. Your option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option.

     6. The term of this option ("Expiration Date") is ten (10) years measured from the Grant Date, subject, however, to earlier termination upon your termination of service, as set forth in Section 6 of the Plan.

     7. Any notices provided for in this option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the address specified below or at such other address as you hereafter designate by written notice to the Company.

     8. This option is subject to all the provisions of the Plan, a copy of which is attached hereto, and its provisions are hereby made a part of this option, including without limitation the provisions of Section 6 of the Plan relating to option provisions, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this option and those of the Plan, the provisions of the Plan shall control.

     9.   Notwithstanding anything to the foregoing, this option shall not be
                                                                       ---
exercisable in whole or in part unless and until the Company's shareholders have approved the Plan.

     Dated the ____ day of ____, 19___.

                              Very truly yours,

                              TERAYON COMMUNICATION SYSTEMS

                              By:_____________________________________________
                                    Duly authorized on behalf of the Board of
                                     Directors

ATTACHMENTS:

1998 Non-Employee Directors' Stock Option Plan
Notice of Exercise

The Undersigned:

          (a) Acknowledges receipt of the foregoing option and the attachment referenced therein and understands that all rights and liabilities with respect to this option are set forth in the option and the Plan; and

          (b) Acknowledges that as of the date of grant of this option, it sets forth the entire understanding between the undersigned optionee and the Company and its Affiliates regarding the acquisition of Common Stock in the Company and supersedes all prior oral and written agreements on that subject with the exception of (i) the options and any other stock awards previously granted and delivered to the undersigned under stock award plans of the Company and (ii) the following agreements only:

          NONE: ____________________________

          OTHER:____________________________
                ____________________________
                ____________________________

                                        ____________________________
                                        Optionee

                         TERAYON COMMUNICATION SYSTEMS
                1998 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

                           NONSTATUTORY STOCK OPTION
                               (COMMITTEE GRANT)

_______________, Optionee:


     On __________________, 199__, (the "Grant Date") an option was automatically granted to you (the "optionee") pursuant to the Terayon Communications Systems (the "Company") 1998 Non-Employee Directors' Stock Option Plan (the "Plan") to purchase shares of the Company's common stock ("Common Stock"). This option is not intended to qualify and will not be treated as an
                         ---                              ---
"incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Defined terms not explicitly defined in this Stock Option Agreement but defined in the Plan shall have the same definitions as in the Plan.

     The details of your option are as follows:

     1. The total number of shares of Common Stock subject to this option is _______________(______) shares. [Note: pro-rated if less than 12 months continuous service prior to Grant Date]

     2. The exercise price of this option is _________________________ ($________) per share.

     3. Thirty-three percent (33%) of the shares subject to this option shall vest on the first anniversary of the Grant Date and one thirty-sixth (1/36) of the shares shall vest monthly thereafter over the remaining 24 months, provided that, during the entire period prior to each such vesting installment date, you have continuously served as a Non-Employee Director of the Company or employee or member of the Board of Directors of or consultant to the Company or any Affiliate of the Company. If your service as a Non-Employee Director or employee or member of the Board of Directors of or consultant to the Company or any Affiliate of the Company terminates for any reason or for no reason, this option shall be exercisable only to the extent vested on such termination date, and shall terminate to the extent not exercised on the earlier of the Expiration Date (as defined below) or the date three (3) months following the date of termination of all such service; provided, however, if such termination of service is due to your permanent and total disability, this option shall terminate on the earlier of the Expiration Date or twelve (12) months following the date of your permanent and total disability; provided further, that if such termination of service is due to your death, this option shall terminate on the earlier of the Expiration Date or eighteen (18) months following the date of your death.

     4.   (a)   You may exercise this option, to the extent specified above, by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require pursuant to Section 6 of the Plan. You may exercise this option only for whole shares.

          (b) You may elect to pay the exercise price under one of the following alternatives:

                (i)   Payment in cash or check at the time of exercise;

                (ii) Provided that at the time of the exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, payment by delivery of shares of Common Stock already owned by you, held for the period required to avoid a charge to the Company's reported earnings, and owned free and clear of any liens, claims, encumbrances or security interest, which Common Stock shall be valued at its Fair Market Value on the date preceding the date of exercise;

                (iii) Payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which results in the receipt of cash (or check) by the Company either prior to the issuance of shares of the Common Stock or pursuant to the terms of irrevocable instructions issued by you prior to the issuance of shares of the Common Stock; or

                (iv) Payment by a combination of the methods of payment specified in subparagraphs (i) through (iii) above.

          (c) By exercising this option you agree that the Company may require you to enter an arrangement providing for the cash payment by you to the Company of any tax-withholding obligation of the Company arising by reason of the exercise of this option. Notwithstanding anything to the contrary contained herein, you may not exercise this option unless the shares issuable upon exercise of this option are then registered under the Securities Act of 1933, as amended (the "Securities Act"), or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

     5. Your option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option.

     6. The term of this option ("Expiration Date") is ten (10) years measured from the Grant Date, subject, however, to earlier termination upon your termination of service, as set forth in Section 6 of the Plan.

     7. Any notices provided for in this option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the address specified below or at such other address as you hereafter designate by written notice to the Company.

     8. This option is subject to all the provisions of the Plan, a copy of which is attached hereto, and its provisions are hereby made a part of this option, including without limitation the provisions of Section 6 of the Plan relating to option provisions, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this option and those of the Plan, the provisions of the Plan shall control.

     9.   Notwithstanding anything to the foregoing, this option shall not be
                                                                       ---
exercisable in whole or in part unless and until the Company's shareholders have approved the Plan.

     Dated the ____ day of ____, 19___.

                              Very truly yours,

                              TERAYON COMMUNICATION SYSTEMS

                              By:__________________________________________
                                    Duly authorized on behalf of the Board of
                                     Directors

ATTACHMENTS:

1998 Non-Employee Directors' Stock Option Plan
Notice of Exercise

The Undersigned:

          (a) Acknowledges receipt of the foregoing option and the attachment referenced therein and understands that all rights and liabilities with respect to this option are set forth in the option and the Plan; and

          (b) Acknowledges that as of the date of grant of this option, it sets forth the entire understanding between the undersigned optionee and the Company and its Affiliates regarding the acquisition of Common Stock in the Company and supersedes all prior oral and written agreements on that subject with the exception of (i) the options and any other stock awards previously granted and delivered to the undersigned under stock award plans of the Company and (ii) the following agreements only:

          NONE: _______________________________

          OTHER:_______________________________
                _______________________________
                _______________________________


                                        _______________________________
                                        Optionee

                              NOTICE OF EXERCISE


Terayon Communications Systems
2952 Bunker Hill Lane
Santa Clara, CA  95054
                                           Date of Exercise:____________________

Ladies and Gentlemen:

     This constitutes notice under my stock option that I elect to purchase the number of shares for the price set forth below.

     Stock option dated:                 _______________

     Number of shares as to which
     option is exercised:                _______________

     Certificates to be
     issued in name of:                  _______________

     Total exercise price:               $______________

     Cash payment delivered
     herewith:                           $______________

     Value of __________ shares
     of common stock delivered
     herewith/3/:                        _______________


     By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the Company's 1998 Non-Employee Directors' Stock Option Plan and (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option.

                                    Very truly yours,

                                    _______________________________________

_____________________________
/3/ Shares must meet the public trading requirements set forth in the option. Shares must be valued in accordance with the terms of the option being exercised, must have been owned for the minimum period required in the option, and must be owned free and clear of any liens, claims, encumbrances or security interests. Certificates must be endorsed or accompanied by an executed assignment separate from certificate.